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                                                                       EXHIBIT 5

                                                                  April 24, 2000

TCI Satellite Entertainment, Inc.
7600 East Orchard Road
Suite 330-South
Englewood, Colorado 80111

     Re:  TCI Satellite Entertainment, Inc. Registration Statement on Form S-8

Gentlemen:

     As counsel for TCI Satellite Entertainment, Inc., a Delaware corporation (the "Company"), we have examined and are familiar with the Company's Registration Statement on Form S-8 (the "Registration Statement") with respect to the registration under the Securities Act of 1933, as amended, of 500,000 shares (the "Shares") of the Company's Series A Common Stock, par value $1.00 per share ("Common Stock"), that are issuable upon the exercise of awards granted or to be granted under the Company's 1997 Nonemployee Director Stock Option Plan (the "Plan").

     In rendering our opinion, we have examined: the Company's Restated Certificate of Incorporation and Amended and Restated By-Laws; the Plan; resolutions of the Company's Board of Directors with respect to the adoption of the Plan, the reservation of Shares for issuance thereunder and the grant of awards, the filing of the Registration Statement and related matters; the form of agreements pertaining to awards granted or to be granted under the Plan; and certain other documents, records, instruments and certificates of public officials and of representatives of the Company which were provided to us by the Company.

     Based upon the foregoing and subject to the limitations set forth in the immediately following paragraph, it is our opinion that the Shares are duly authorized and, when issued and sold pursuant to the terms of the Plan (and any applicable agreement pertaining to awards granted or to be granted under the
Plan), will be validly issued, fully paid and non-assessable.

     In rendering the foregoing opinion, we have relied on certificates of officers of the Company as to factual matters. We have assumed the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified or conformed copies or photocopies. We have further assumed that there will be no changes in applicable law between the date of this opinion and the date the Shares are issued or sold pursuant to the Plan and the Registration Statement.

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         We hereby consent to the filing of this opinion as Exhibit 5 to the
Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                      Very truly yours,

                                      Baker Botts L.L.P.